EXHIBIT 4.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the "Agreement") is entered into as of the 30th day of June, 2005, by and among IsoRay Medical, Inc., a Delaware corporation (the "Corporation"), Century Park Pictures Corporation, a Minnesota corporation (“Century Park”), and each of the Corporation's debenture holders and each of Century Park’s shareholders who is a signatory hereto (collectively, the "Signing Security Holders") .

Recitals

Whereas, the Corporation desires to raise between $2,000,000 and $4,000,000 in the form of convertible debentures to fund its working capital requirements.

Whereas, the Corporation has agreed to provide certain demand and piggyback registration rights to the investors who purchase the convertible debentures placed by the placement agents to be retained by the Corporation or sold by officers of the Corporation.

Whereas, on May 27, 2005 the Corporation, Century Park and Century Park Transitory Subsidiary, Inc. entered into a merger agreement (the “Agreement”), which, if consummated, would result in the Corporation’s debentures being convertible into shares of common stock of Century Park.

Whereas, it is a condition to the merger (the “Merger”) contemplated by the Agreement that certain shareholders of Century Park be granted certain demand and piggyback registration rights by the post-merger surviving company.

Now, Therefore, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  GENERAL.

1.1  Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

"Board" shall mean the board of directors of the Company.

“Century Park Shares” shall mean those certain shares of Century Park’s common stock held by the signatories hereto that are shareholders of Century Park.

"Common Stock" or "Shares" shall mean the Company's Common Stock, or any other class of stock exchanged for Common Stock of the Company.

“Company” shall mean the Corporation prior to the closing of the Merger, and Century Park following the closing of the Merger.

"Conversion Shares" shall mean those certain shares of Common Stock issued upon conversion of the convertible debentures placed by the placement agents to be retained by the Corporation or sold by officers of the Corporation.

“Debenture Holders” means these persons holding the Corporation’s convertible debentures who are signatories to this Agreement.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"GAAP" shall mean those generally accepted accounting principles and practices which are recognized by the American Institute of Certified Public Accountants and which are consistently applied for all periods so as to properly reflect the financial condition, and the results of operations and changes in financial position, of the Company.

"Holder" means any person or entity owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.7 hereof.

"Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

"Registrable Securities" means (a) the Conversion Shares; (b) the Century Park Shares (solely if the Merger is consummated); and (c) any Common Stock of the Corporation or, if the Merger is consummated, of Century Park, issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person or entity to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

"Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

"Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.1 and 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

"SEC" or "Commission" means the Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Company's capital stock.

"Shareholders" shall mean all of the holders of the Company’s capital stock.

"Special Registration Statement" shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

"Termination Date" shall mean twenty-four (24) months after the conclusion of the “Offering Period,” as such term is defined in the Corporation’s Confidential Private Placement Memorandum dated January 31, 2005, as amended and restated on May 27, 2005.

SECTION 2.  PIGGYBACK REGISTRATION.

2.1  Piggyback Registration.  The Company shall promptly notify all Holders of Registrable Securities in writing of any proposed filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements), which notice shall be made at least forty-five (45) days prior to such filing, and will afford each such Holder an opportunity to include in such registration statement all or part of the Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall forfeit all future right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities.

(a)  Underwriting.  If the registration statement under which the Company gives notice under this Section 2.1 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; and second, to the Holders; and thereafter to any other Shareholders of the Company holding registration rights. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered on or before the later of (i) five (5) business days after the receipt by all Holders of the underwriting agreement containing the terms thereof and (ii) ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, managers, members and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares of Company capital stock carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)  Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3 hereof.

2.2  Demand Registration. At any time on or before November 1, 2005, Holders shall have a "onetime" demand right to make a written request ("Demand Request") that the Company register the Registrable Securities, provided that if the Merger is not consummated by August 1, 2005, all demand rights will be forfeited by all Holders. Within thirty (30) days after receipt of Demand Requests from Holders of at least a majority of the Registrable Securities, the Company shall prepare and file under the Act, one registration statement to permit a public offering of all of the Registrable Securities which shall include all Conversion Shares, including those issuable to Debenture Holders ("Demand Registration"). Notwithstanding the rights granted in this Section 2.2, if a Debenture Holder has not elected to convert all or any part of his debentures on or before December 31, 2005 (by delivering the conversion form to the Company via facsimile by that date or mailing the conversion form to the Company with a postmark by that date), then the demand right granted by this Section 2.2 shall be forfeited in full regardless of whether Conversion Shares have been included in the Demand Registration.

2.3  Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration pursuant to Sections 2.1 and 2.2 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of Shares so registered.

2.4  Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible (and, with respect to any registration statement required to be filed pursuant to Section 2.2, in any event within thirty (30) days):

(a)  With respect to any registration statement required to be filed under Section 2.2, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to two (2) years or, if earlier, until the Holders have completed the distribution related thereto.

(b)  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

(c)  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)  Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)  Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.5  Furnishing Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1 and 2.2 that the selling Holders shall furnish to the Company such information regarding themselves and warrant the accuracy thereof, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

2.6  Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.1 and 2.2:

(a)  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b)  To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder.

(c)  Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

(d)  If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e)  The obligations of the Company and Holders under this Section 2.6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.7  Assignment of Registration Rights.  The registration rights of the Holders under this Agreement may be transferred to any transferee if the Company is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned.

2.8  Amendment of Registration Rights.  Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.8 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

2.9  Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)  Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)  File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)  So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.  MISCELLANEOUS.

3.1  Governing Law.  This Agreement and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of Delaware. The parties agree that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding shall be conclusive and binding, and may be enforced in any federal or state court in the United States by suit on the judgment or in any other manner provided by law. Nothing contained in this Agreement shall affect or limit the right of a party to serve any process or notice or motion or other application in any other manner permitted by law, or limit or affect the right of a party to bring any action or proceeding against the other parties or any of their respective property in the courts of any other jurisdiction. All parties hereby consent to the jurisdiction of the federal courts whose districts encompass any part of the city of Phoenix or the state courts of the state of Arizona sitting in the city of Phoenix in connection with any dispute arising under this Agreement, and hereby waive, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

3.2  Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a Holder of Registrable Securities or any successor to any of the Signing Security Holder’s respective rights hereunder, from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities or any rights hereunder specifying the full name and address of the transferee, the Company may deem and treat the person listed as the Holder of such shares in its records as the absolute owner and Holder of such shares for all purposes, including the payment of dividends or any redemption price.

3.3  Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.4  Amendment and Waiver.

(a)  Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Holders of at least a majority of the Registrable Securities.

(b)  Except as otherwise expressly provided herein, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the Holders of at least a majority of the Registrable Securities.

3.5  Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

3.6  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on either the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

3.7  Attorneys' Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.8  Construction. The terms of this Agreement constitute the written expression of the mutual agreement of the parties and shall be construed neutrally and not for or against either party. Whenever a noun or pronoun is used in this Agreement in the singular and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa. As used in this Agreement, the term "party" or "parties" shall mean the parties to this Agreement. The term "person" shall include any individual, entity, trust or association. The headings in this Agreement are inserted for convenience; the provisions of this Agreement shall control in determining the intent hereof.

3.9  Enforcement; Specific Performance; Remedies Cumulative.

(a)  In case any one or more defaults shall occur and be continuing, a party may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law.

(b)  The parties expressly agree that each party may not have adequate remedies at law if the other parties do not perform its obligations under this Agreement. Upon a party's breach of the terms or covenants of this Agreement, the other parties shall, each in addition to all other remedies, be entitled to obtain injunctive relief, and an order for specific performance of the breaching party's obligations hereunder.

3.10  Other Registration Rights. Each signing Security Holder understands and acknowledges that certain shareholders of the Corporation who purchased common stock at $2.00 per share as part of the Corporation’s private offering in the Fall of 2004 have piggyback registration rights that will be triggered by the Holders’ exercise of their demand right pursuant to this Agreement.

3.11  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature page to follow]

In Witness Whereof, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

Isoray Medical, Inc By: ___________________________ Name: Roger Girard Title: CEO	Century Park Pictures Corporation By: ___________________________ Name: Thomas Scallen Title: CEO
Address: 350 Hills Street, Suite 106 Richland, WA 99354	Address: 4701 IDS Center Minneapolis, MN 55402

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